As filed with the Securities and Exchange Commission on March 24, 2025.

 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tiziana Life Sciences Ltd.
(Exact Name of registrant as Specified in its charter)

Not Applicable
(Translation of registrant’s name into English)

Bermuda	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Clarendon House,

2 Church Street,

Hamilton HM 11,

Bermuda +44 (0) 20 7495 2379

(Address and telephone number of registrant’s principal executive offices)

Tiziana Therapeutics, Inc.

420 Lexington Avenue, Suite 2525

New York, NY 10170

+44 (0) 20 7495 2379
(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Jeffrey J. Fessler, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza, 39th Floor

New York, New York 10112

Tel: (212) 653-8700

Fax: (212) 653-8701

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement of Tiziana Life Sciences Ltd. (the “Registrant”) contains:

●	a base prospectus which covers the offering, issuance and sale by the Registrant of the securities identified above from time to time in one or more offerings, which together shall have an aggregate offering price not to exceed $250,000,000; and

●	a sales agreement prospectus covering the offering, issuance and sale of up to $100,000,000 of common shares that may be issued and sold under the Open Market Sale Agreement℠, dated October 25, 2024 (the “Sales Agreement”), between the Registrant and Jefferies LLC, or Jefferies.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the Registrant under the sales agreement prospectus is included in the $250,000,000 of securities that may be offered, issued and sold by the Registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the $100,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $100,000,000 of securities not sold may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus may be changed. We may not sell these securities until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 24, 2025

PROSPECTUS

$250,000,000

Common Shares

Warrants
Units

We may offer, issue and sell from time to time up to $250,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our common shares, warrants to purchase common shares, and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our common shares, warrants, and units collectively as “securities” in this prospectus.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our common shares are listed on The Nasdaq Capital Market under the symbol “TLSA”. On March 14, 2025, the last reported price of our common shares on The Nasdaq Capital Market was $1.57 per share.

Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” in this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the U.S. Securities and Exchange Commission, any U.S. state securities commission, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to an offering of our securities. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell our securities and it is not soliciting an offer to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

Throughout this prospectus, unless otherwise designated, the terms “Tiziana,” “Tiziana Life Sciences Ltd.,” “the company,” “we,” “us” and “our” refer to Tiziana Life Sciences Ltd. and its wholly-owned subsidiaries, Tiziana Therapeutics, Inc., Tiziana Pharma Limited and Longevia Genomics S.r.l. References to “common shares”, “warrants” and “share capital” refer to the common shares, warrants and share capital, respectively, of Tiziana Life Sciences Ltd.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. For investors outside of the United States: We have not taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

We qualify as an “emerging growth company,” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and regulatory requirements in contrast to those otherwise applicable generally to public companies. These provisions include, but are not limited to, an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 the Sarbanes-Oxley Act of 2002, as amended.

We may take advantage of these reduced reporting and other regulatory requirements until such time that we are no longer an emerging growth company. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1 billion in non-convertible debt during the previous three years; or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until those standards apply to private companies.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus titled “About this Prospectus,” “Risk Factors,” and “Prospectus Summary.” All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have included important factors in the cautionary statements included in this prospectus, particularly in the section of this prospectus titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law and regulation.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information about us, the securities that may be sold from time to time, and our financial statements and the notes thereto, all of which appear elsewhere in this prospectus or in the documents incorporated by reference in this prospectus.

We are a biotechnology company that specializes in developing transformative therapies for neurodegenerative and lung diseases. Our clinical pipeline includes drug assets for Secondary Progressive Multiple Sclerosis (SPMS), amyotrophic lateral sclerosis (ALS), Alzheimer’s disease, and KRAS+ NSCLC. Tiziana is led by a team of highly qualified executives with extensive drug development and commercialization experience. Our mission is to bring breakthrough therapies to patients with the aim of treating SPMS, ALS, Alzheimer’s disease, and other CNS indications. Crohn’s Disease, lung diseases and optimizing health outcomes. We are developing transformational formulation technologies, enabling to switch from traditional routes to alternative routes of immunotherapy to facilitate local site of action. For example, nasal, oral and inhalation administrations to target neurodegenerative and lung diseases. We believe, if we succeed in these alternative routes of immunotherapies that has the potential to change the way immunotherapies are currently utilized.

We employ a lean and virtual research and development, or R&D, model using highly experienced teams of experts for each business function to maximize value accretion by focusing resources on the drug discovery and development processes.

We are developing foralumab, for which we in-licensed the intellectual property from Novimmune SA, or Novimmune, in December 2014, as a potential treatment for neurodegenerative diseases such as SPMS, Crohn’s disease and delayed onset of Type I Diabetes (T1D). On November 10, 2022, we announced a short-term focus on administration of intranasal foralumab for treatment of neurodegenerative diseases, especially SPMS, based on positive clinical findings of Expanded Access (EA) SPMS patients at Brigham and Women’s Hospital treated with intranasal foralumab for up to 1 year. As the only fully human engineered human anti-CD3 mAb in clinical development, foralumab has significant potential advantages such as a shorter treatment duration and reduced immunogenicity. We believe that oral or intranasal administration of foralumab has the potential to reduce inflammation while minimizing the toxicity and related side effects. To date, foralumab has been studied in one Phase 1 and two Phase 2a clinical trials conducted by Novimmune in 68 patients dosed by the intravenous route of administration. In these trials, foralumab was observed to be safe and well-tolerated and produced immunologic effects consistent with potential clinical benefit while demonstrating mild to moderate infusion related reactions, or IRRs. With completion of the intravenous dosing for Phase 2a trial in Crohn’s Disease, foralumab’s ability to modulate T-cell response enables potential extension into a wide range of other autoimmune and inflammatory diseases, such as Graft versus Host Disease (GvHD), ulcerative colitis (UC), multiple sclerosis (MS), T1D, inflammatory bowel disease (IBD), psoriasis (PSA) and rheumatoid arthritis (RA).

On August 15, 2023, we announced that the FDA cleared the IND application for intranasal foralumab to be studied in Alzheimer’s disease. The clinical trial will be overseen by Brigham and Women’s Hospital.

On September 26, 2023, we announced initiation of the Phase 2a multicenter clinical trial for treatment of non-active SPMS patients with intranasal foralumab. We announced that we held an Investigator’s Meeting with principal investigators at Brigham and Women’s Hospital to begin site initiation for the clinical trial. In total, six to ten new clinical trial sites will be recruited.

On December 19, 2023, we announced “first patient dosed” in our Phase 2a study comparing two doses of intranasal foralumab and placebo in patients with non-active SPMS.   Six investigational centers have been recruited for this double-blind, placebo-controlled trial, with up to 18 patients per treatment arm. The primary endpoint of the trial will be the change in microglial activation based on PET scans. Clinical evaluations include the Expanded Disability Status Scale (EDSS), QoL assessments, and the Modified Fatigue Impact Scale (MFIS), which assess parameters that are essential to a patient’s everyday life. Novel immuno-biomarkers will be measured also and assessed for predictive relevance. Central review of PET scans and images is an integral component of this study.

On April 23, 2024, we announced that the FDA had allowed its intranasal foralumab non-active SPMS EA Program to expand from 10 patients to a total of 30 patients. Up until April 2024, of the 10 participating patients, two patients had been dosed for more than one year and eight additional patients had been dosed for six months, all without serious side effects. All patients had either stabilized or improved on treatment with foralumab, and no patients have declined in key clinical measures. Additionally, 70% of these patients had seen a measurable improvement in fatigue. These data were the first to combine PET imaging with a novel ligand, immune-biomarkers, clinical measures and comprehensive safety data endpoints in patients receiving long-term intranasal foralumab. Patients not eligible for the Phase 2a trial may now be considered for this expanded EA Program.

On May 13, 2024, we announced we had submitted an FDA request to obtain Orphan Drug Designation for intranasal foralumab for the treatment of non-active SPMS. This request would make foralumab the first therapy for na-SPMS to receive Orphan Drug Designation. Our request is supported by clinical and non-clinical evidence of foralumab’s effectiveness in na-SPMS. The prevalence estimates, in part, are supported from the Brigham & Women’s Hospital, Boston, Massachusetts, longitudinal study, the CLIMB data of which allowed the estimate of na-SPMS in the population. The FDA have requested further information from us with regards to this request.

On June 26, 2024, we announced that the FDA had allowed intranasal foralumab to be used under an EA IND in its first patient with moderate Alzheimer’s disease. Expanded access IND’s provide a pathway for patients to gain access to investigational drugs, biologics, and medical devices used to diagnose, monitor, or treat patients with serious diseases or conditions for which there are no comparable or satisfactory therapy options available outside of clinical trial.

On July 24, 2024, we announced that the FDA has granted Fast Track designation for our intranasal formulation of foralumab for the treatment of non-active SPMS.

On August 19, 2024, we announced that Ivor Elrifi has been appointed as our new Chief Executive Officer. Dr. Elrifi was formerly the global head of the Patent Group at Cooley since 2014 and before that the global head of Patents at Mintz Levin from 1999 – 2014. He has counseled companies in various key industries, including pharmaceutical, biotechnology, life sciences and medical device companies, research institutions, universities, hospitals and governments throughout the world, particularly in the US and Europe. Ivor has guided clients in developing and implementing intellectual property strategies and in the prosecution, licensing and enforcement of patents. He has extensive experience in advising clients on strategic transactional work and regularly counsels’ clients with respect to investments, business development and mergers and acquisitions, including acquisition transactions involving Novartis, Eli Lilly, Biogen and Astellas.

On September 19, 2024, we announced that the National Institutes of Health, National Institute on Aging has awarded a $4 million grant to Dr. Howard Wiener as principal investigator at Brigham and Women’s Hospital to be the key research site, to study nasal anti-CD3 for the treatment of Alzheimer’s disease.

On October 30, 2024, we announced positive results demonstrating the anti-inflammatory potential of our anti-CD3 antibody (foralumab) in combination with semaglutide, a GLP-1 agonist marketed by Novo Nordisk (NYSE: NVO) under the brand names Ozempic and Wegovy. The data show that the combination of nasal anti-CD3 plus semaglutide improves liver homeostasis and reduces inflammation in models of diet-induced obesity (DIO), providing a potential novel approach to combat obesity-related inflammation, and liver inflammation and dysfunction.

On October 31, 2025, we announced that we had entered into a securities purchase agreement for the purchase and sale of 5,263,158 common shares at a purchase price of $0.95 per share pursuant to a registered direct offering, resulting in gross proceeds of approximately $5 million, before deducting placement agent commissions and other offering expenses.On November 19, 2024, we announced that our grant application to the ALS Association has been approved for funding. The grant is awarded as part of the Hoffman ALS Clinical Trial Awards Program and is titled “Modulation of ALS neuroinflammation by nasal anti-CD3 monoclonal Antibody”. The Association’s grant will fund a 20-patient clinical trial of two doses of our novel and patented therapeutic candidate, intranasal foralumab, aimed at evaluating the safety and early-stage parameters of disease improvement in Amyotrophic Lateral Sclerosis (ALS), also known as Lou Gehrig’s disease.

On December 4, 2024, we announced the expansion of our Phase 2 clinical trial evaluating intranasal foralumab for non-active secondary progressive multiple sclerosis (SPMS). The trial sites include esteemed institutions across the Northeast of the United States. The additional trial sites include: Yale University, Johns Hopkins University, Cornell University, University at Buffalo (SUNY), University of Massachusetts (UMass), and Thomas Jefferson University.On December 17, 2024, we announced a significant milestone in our clinical development program for Alzheimer’s disease. We successfully dosed the first patient with moderate Alzheimer’s disease using intranasal foralumab at Brigham and Women’s Hospital in Boston, Massachusetts following on from their baseline PET scan.

Recent Developments

On January 8, 2025, we announced that a review article titled “Immune mechanisms and shared immune targets in neurodegenerative diseases” was published in Nature Reviews Neurology, highlighting the therapeutic potential of intranasal foralumab in various neurodegenerative diseases including Multiple Sclerosis (MS), Alzheimer’s disease, ALS, and Parkinsons disease.

On January 10, 2025, we announced findings on the prolonged benefits of our nasal anti-CD3 monoclonal antibody in sustaining tissue homeostasis and mitigating the side effects associated with GLP-1 agonists discontinuation. This advancement offers a promising approach to overcoming the tolerability challenges and adverse effects commonly linked to prolonged GLP-1 drug use.

On January 22, 2025, we announced the discovery of new immune biomarkers in patients with non-active secondary progressive multiple sclerosis (na-SPMS) treated with nasal foralumab. We believe these findings contribute substantially to our understanding of the immune mechanisms underlying the effects of nasal foralumab.

On January 23, 2025, we announced positive results from studies using a nasal anti-CD3 monoclonal antibody in traumatic spinal cord injury (SCI

On February 18, 2025, we announced the dosing of an additional four patients in its Intermediate Size Patient Population Expanded Access (ISPPEA) for patients with non-active secondary progressive multiple sclerosis (na-SPMS) who do not qualify for the ongoing Phase 2a study (NCT06292923). To date, 14 patients have now been enrolled in the expanded access program. The first 10 patients have all shown either an improvement or stability of disease within 6 months of starting treatment.

On February 21, 2025, we announced a product development services agreement with Renaissance Lakewood LLC (“Renaissance”), a leading Contract Development and Manufacturing Organization (CDMO) focused on nasal drug delivery. This collaboration aims to optimize the current formulation and develop a comprehensive plan for the scale-up of foralumab in a nasal device. Intranasal foralumab is currently under development for treating neurodegenerative and inflammatory diseases or conditions.

On February 25, 2025, we announced that a nasal anti-CD3 (foralumab) preclinical study is nearing completion, and that foralumab could offer a novel and effective treatment for long COVID. This innovative approach works by reducing microglial activation, a key factor in the persistent brain inflammation associated with long COVID, thereby addressing the debilitating neurological and psychiatric symptoms many patients face.

On February 27, 2025, we announced the publication of a landmark study in Nature Neuroscience demonstrating that nasal administration of our anti-CD3 monoclonal antibody significantly reduced neuroinflammation and improved recovery. Modulating the neuroinflammatory response correlated with improved neurological outcomes. These included, less anxiety, less cognitive decline, and improved motor skills, in a preclinical model of traumatic brain injury (TBI).

On March 4, 2025, we announced the submission of our Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA) for a phase 2 clinical trial in ALS. This pivotal step marks a significant advancement in our commitment to advance a new treatment approach for Amyotrophic Lateral Sclerosis (ALS) which is supported by the ALS Association.

Risks Associated with Our Business

Our business is subject to numerous risks. You should read these risks before you invest in our securities. In particular, our risks include, but are not limited to, the following:

●	We may fail to demonstrate the safety and therapeutic utility of our product candidates to the satisfaction of applicable regulatory authorities, which would prevent or delay regulatory approval and commercialization.

●	We depend on enrollment of patients in our clinical trials for our product candidates and may find it difficult to enroll patients in our clinical trials, which could delay or prevent us from proceeding with clinical trials of our product candidates and could materially adversely affect our research and development efforts and business, financial condition and results of operations.

●	We have incurred net losses in every year since our inception. We anticipate that we will continue to incur losses for the foreseeable future and may never achieve or maintain profitability.

●	We need substantial additional funding to complete the development of our product candidates, which may not be available on acceptable terms, if at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate certain of our product development, research operations or future commercialization efforts, if any.

●	We rely, and expect to continue to rely, on third parties to conduct our preclinical studies and clinical trials and for product manufacturing. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates.

●	Our rights to develop and commercialize our product candidates are subject to the terms and conditions of licenses granted to us by others. If we fail to comply with our obligations under our existing and any future intellectual property licenses with third parties, we could lose license rights that are important to the business.

●	If our competitors are able to obtain orphan drug exclusivity for products that constitute the same drug and treat the same indications as our product candidates, we may not be able to have competing products approved by applicable regulatory authorities for a significant period of time. In addition, even if we obtain orphan drug exclusivity for any of our products, such exclusivity may not protect us from competition.

●	Healthcare legislative reform measures may have a negative impact on our business and results of operations.

●	Our common shares may be delisted from The Nasdaq Capital Market if we fail to comply with continued listing standards.

●	Because we are a foreign corporation, you may not have the same rights as a shareholder in a U.S. corporation.

●	Claims of U.S. civil liabilities may not be enforceable against us.

●	If we are a passive foreign investment company, there could be adverse U.S. federal income tax consequences to U.S. holders.

Corporate Information

We were originally incorporated under the laws of England and Wales on February 11, 1998 with the goal of leveraging the expertise of our management team as well as Dr. Napoleone Ferrara, Dr. Arun Sanyal, Dr. Howard Weiner and Dr. Kevan Herold, and to acquire and exploit certain intellectual property in biotechnology. We subsequently changed our name to Tiziana Life Sciences plc in April 2014 as a result of the acquisition of Tiziana Pharma Limited in April 2014. On August 20, 2021 we announced that we had formally commenced a strategic plan to change our corporate structure by establishing Tiziana Life Sciences Ltd, a Bermuda-incorporated company, to become the ultimate parent company of the Tiziana Group. The reorganization was performed under a scheme of arrangement under Part 26 of the UK Companies Act 2006 and became effective on October 20, 2021, at which point all shareholders became shareholders in the new Bermuda company.

Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and our telephone number is +44 (0) 20 7495 2379. Our website address is www.tizianalifesciences.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this registration statement. Our agent for service of process in the United States is Tiziana Therapeutics, Inc.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF SHARE CAPITAL AND MEMORANDUM OF ASSOCIATION

Introduction

Set forth below is a summary of certain information concerning our share capital as well as a description of certain provisions of our memorandum of association, or Memorandum, and relevant provisions of the Bermuda Companies Act. The summary below contains only material information concerning our share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to our memorandum of association and applicable Bermuda law.

We were originally incorporated under the laws of England and Wales on February 11, 1998 under the name of Bigboom plc, with the goal of leveraging the expertise of our management team as well as Dr. Napoleone Ferrara, Dr. Arun Sanyal, Dr. Howard Weiner and Dr. Kevan Herold, and to acquire and exploit certain intellectual property in biotechnology. We subsequently changed our name to Tiziana Life Sciences plc in April 2014 as a result of the acquisition of Tiziana Pharma Limited in April 2014. On October 19, 2021, pursuant to a UK scheme of arrangement, a Bermuda-incorporated company that is tax resident in England acquired the business of Tiziana Life Sciences plc, in succession to us, and the holders of ordinary shares of Tiziana Life Sciences plc received new common shares of the Bermuda company in exchange for their ordinary shares of Tiziana Life Sciences plc. Our new name, operating as a Bermuda company. is Tiziana Life Sciences Ltd.

Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and our telephone number is +44 (0) 20 7495 2379. Our website address is www.tizianalifesciences.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this registration statement.

General

Our share capital comprises common shares of par value $0.0005 each and preference shares of par value $0.001 each. Subject to a resolution of shareholders to the contrary and any special rights previously conferred on the holders of any existing shares or class of shares, the Board is authorized to issue any unissued shares on such terms and conditions as it may determine.

Common Shares

Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.

In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Preference Shares

Pursuant to Bermuda law and our bye-laws, our board of directors may, by resolution, establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations, as may be established, could have the effect of discouraging an attempt to obtain control of our company.

Dividend Rights

Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that (1) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (2) that the realizable value of its assets would thereby be less than its liabilities. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preference shares. We do not anticipate paying cash dividends in the foreseeable future.

Variation of Rights

If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of 75% of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other class or series of preference shares, to vary the rights attached to any other class or series of preference shares.

Transfer of Shares

Our board of directors may, in its absolute discretion and without assigning any reason, refuse to register the transfer of a share on the basis that it is not fully paid. Our board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our board of directors shall reasonably require or unless all applicable consents, authorizations and permissions of any governmental agency or body in Bermuda have been obtained. Subject to these restrictions, a holder of common shares may transfer the title to all or any of his common shares by completing a form of transfer in the form set out in our bye-laws (or as near thereto as circumstances admit) or in such other common form as our board of directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share our board of directors may accept the instrument signed only by the transferor. Shares that are listed or admitted to trading on an ‘appointed stock exchange’ (as defined pursuant to the Companies Act, which includes Nasdaq) may be transferred in accordance with the rules and regulations of the exchange, without the requirement of using a form of transfer in the form set out in the bye-laws.

Meetings of Shareholders

Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year, which we refer to as the annual general meeting. However, the shareholders may by resolution waive this requirement, either for a specific year or period of time, or indefinitely. When the requirement has been so waived, any shareholder may, on notice to the company, terminate the waiver, in which case an annual general meeting must be called. We have chosen not to waive the convening of an annual general meeting.

Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our bye-laws provide that our board of directors may convene an annual general meeting and the chairman or a majority of our directors then in office may convene a special general meeting. Under our bye-laws, at least 21 days’ notice of an annual general meeting or 5 days’ notice of a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (1) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (2) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. Subject to the rules of Nasdaq, the quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 33 1/3% of total voting rights of all issued and outstanding shares.

Access to Books and Records and Dissemination of Information

Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company’s memorandum of association, including its objects and powers, and certain alterations to the memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented in the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Election and Removal of Directors

Our bye-laws provide that our board of directors shall consist of such number of directors as the board of directors may determine. Our board of directors consists of fiour directors. Our board of directors is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms will be staggered so that the term of only one class of directors expires at each annual general meeting. The initial terms of the Class I, Class II and Class III directors will expire in 2022, 2023 and 2024, respectively. At each succeeding annual general meeting, successors to the class of directors whose term expires at the annual general meeting will be elected for a three-year term.

A shareholder holding any percentage of the common shares in issue may propose for election as a director someone who is not an existing director or is not proposed by our board of directors. Where a director is to be elected at an annual general meeting, notice of any such proposal for election must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not less than 30 days before or after such anniversary the notice must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. Where a director is to be elected at a special general meeting, that notice must be given not later than seven days following the earlier of the date on which notice of the special general meeting was posted to shareholders or the date on which public disclosure of the date of the special general meeting was made.

A director may be removed, only with cause, by the shareholders, provided notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and a summary of the facts justifying the removal and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

Proceedings of Board of Directors

Our bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law permits individual and corporate directors and there is no requirement in our bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our bye-laws or Bermuda law that our directors must retire at a certain age.

The compensation of our directors will be determined by the board of directors, and there is no requirement that a specified number or percentage of “independent” directors must approve any such determination. Our directors may also be paid all travel, hotel and other reasonable out-of-pocket expenses properly incurred by them in connection with our business or their duties as directors.

A director who discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law may vote in respect of the contract or arrangement and be counted in quorum.

Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

Our bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that we shall advance funds to our officers and directors for expenses incurred in their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proved. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such purpose.

Amendment of Memorandum of Association and Bye-laws

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders. Bye-laws 37, 38, 39, 40, 42, 76 and 78.2 may not be rescinded, altered or amended and no new bye-law may be made which would have the effect of rescinding, altering or amending the provisions of such bye-laws, until the same has been approved by a resolution of the board including the affirmative vote of not less than 66 and 2/3% of the directors then in office and by a resolution of the shareholders including the affirmative vote of shares carrying not less than 66 and 2/3% of the total voting rights of all issued and outstanding shares.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Supreme Court of Bermuda. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Amalgamations and Mergers and Business Combinations

The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two or more persons holding or representing more than one-third of the issued shares of the company. Our bye-laws provide that if the amalgamation or merger is a “business combination” (see below) the approval of 66 2/3 % of the total voting rights of all our issued and outstanding shares (other than any “interested shareholder”) at a meeting of shareholders to approve the amalgamation or merger agreement shall be sufficient, and the quorum for such meeting shall be two or more persons present throughout the meeting and representing in person or by proxy in excess of 33 1/3% of the total voting rights of all our issued and outstanding shares. Similarly, if the amalgamation or merger is not a “business combination”, but is not approved by the board, the approval of 66 2/3 % of the total voting rights of all our issued and outstanding shares (other than any “interested shareholder”) at a meeting of shareholders to approve the amalgamation or merger agreement shall be sufficient, and the quorum for such meeting shall be two or more persons present throughout the meeting and representing in person or by proxy in excess of 33 1/3% of the total voting rights of all our issued and outstanding shares. If the amalgamation is not a “business combination” and is approved by the board the approval of a simple majority of votes cast at a meeting of shareholders shall be sufficient to approve the amalgamation or merger agreement, and the quorum for such meeting shall be two or more persons present throughout the meeting and representing in person or by proxy in excess of 33 1/3% of the total voting rights of all our issued and outstanding shares.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Although the Companies Act does not contain specific provisions regarding “business combinations” between companies organized under the laws of Bermuda and “interested shareholders,” we have included these provisions in our bye-laws. Specifically, our bye-laws contain provisions which prohibit us from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless, in addition to any other approval that may be required by applicable law:

●	prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

●	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and voting shares outstanding at the time the transaction commenced; or

●	after the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 662/3% of our issued and outstanding voting shares that are not owned by the interested shareholder.

For purposes of these provisions, a “business combination” includes recapitalizations, mergers, amalgamations, consolidations, exchanges, asset sales, leases, certain issues or transfers of shares or other securities and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is any person or entity that beneficially owns 15% or more of our issued and outstanding voting shares and any person or entity affiliated with or controlling or controlled by that person or entity.

Shareholder Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it. When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. We have been advised by the SEC that in the opinion of the SEC, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts.

Capitalization of Profits and Reserves

Pursuant to our bye-laws, our board of directors may (1) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the shareholders; or (2) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Untraced Shareholders

Our bye-laws provide that our board of directors may forfeit any dividend or other monies payable in respect of any shares that remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

Certain Provisions of Bermuda Law

We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermudan dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermudan dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the common shares that are the subject of this offering to and between residents and non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes Nasdaq. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda shall be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority. In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust.

Transfer Agent and Registrar

A register of holders of the common shares will be maintained by Conyers Corporate Service (Bermuda) Limited in Bermuda, and a branch register will be maintained in the United States by Computershare, which will also serve as transfer agent. The transfer agent’s address is 118 Fernwood Ave, Edison, NJ 08837.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our common shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable, any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material U.K. and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, the securities may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and FINRA filing fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

U.S. Securities and Exchange Commission registration fee	$38,275
FINRA filing fee	38,000
Legal fees and expenses	25,000
Accounting fees and expenses	20,000
Other miscellaneous fees and expenses	3,725
Total	$125,000

LEGAL MATTERS

Certain legal matters with respect to Bermuda law with respect to the validity of the offered securities will be passed upon for the Company by Conyers Dill & Pearman Limited. Sheppard Mullin Richter & Hampton, LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Tiziana Life Sciences Ltd. as of December 31, 2023 and 2022, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance on the report of PKF Littlejohn LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The registered business address of PKF Littlejohn LLP, is 15 Westferry Circus, London E14 4HD, United Kingdom.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated and currently existing under the laws of Bermuda. In addition, certain of our directors and officers reside outside the United States, and most of the assets of our non-U.S. subsidiaries are located outside the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws. In addition, uncertainty exists as to whether the courts of Bermuda would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Conyers Dill & Pearman Limited that there is currently no treaty between (i) the United States and (ii) Bermuda providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether predicated solely upon the United States securities laws, would not be automatically enforceable in Bermuda. We have also been advised by Conyers Dill & Pearman Limited that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that (1) the U.S. court had proper jurisdiction over the parties subject to the judgment; (2) the U.S. court did not contravene the rules of natural justice of Bermuda; (3) the U.S. judgment was not obtained by fraud; (4) the enforcement of the U.S. judgment would not be contrary to the public policy of Bermuda; (5) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; (6) there is due compliance with the correct procedures under the laws of Bermuda; and (7) the U.S. judgment is not inconsistent with any judgment of the courts of Bermuda in respect of the same matter

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in Bermuda judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in Bermuda.

If a Bermuda court gives judgment for the sum payable under a U.S. judgment, the Bermuda judgment will be enforceable by methods generally available for this purpose. These methods generally permit the Bermuda court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an Bermuda judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in Bermuda unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023;

●	our Reports on Form 6-K furnished to the SEC on January 5, 2024(2), January 8, 2024, March 5, 2024, April 11, 2024, April 18, 2024, April 19, 2024, April 22, 2024, April 23, 2024, April 25, 2024, May 13, 2024, May 30, 2024, June 4, 2024, June 6, 2024, June 11, 2024, June 26, 2024, June 28, 2024, July 24, 2024, August 1, 2024, August 14, 2024, August 19, 2024, September 19, 2024, October 18, 2024, October 25, 2024, October 30, 2025, November 1, 2024(2), November 19, 2024, December 4, 2024, December 17, 2024, January 8, 2025, January 10, 2025, January 22, 2025, January 24, 2025, January 31, 2025, February 11, 2025, February 18, 2025, February 21, 2025, February 25, 2025, February 27, 2025, March 4, 2025 and March 14, 2025; and

●	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on October 30, 2018, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Tiziana Life Sciences Ltd.

Clarendon House,

2 Church Street,

Hamilton HM 11,

Bermuda

+44 (0) 20 7495 2379

You may also access these documents on our website, www.tizianalifesciences.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Our Annual Report on Form 20-F for the year end December 31, 2023 has been filed with the SEC. The company has also filed periodic reports with the SEC on Form 6-K. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 24, 2025

PROSPECTUS

Up to US$100,000,000

Common Shares

We have previously entered into an Open Market Sale Agreement℠, dated October 24, 2024, which we refer to as the Sales Agreement, with Jefferies LLC, or Jefferies, relating to the issuance and sale of our common shares offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell our common shares under this prospectus supplement having an aggregate offering price of up to $100,000,000 from time to time through or to Jefferies, acting as sales agent.

Our common shares are listed on The Nasdaq Capital Market under the symbol “TLSA.” On March 14, 2025, the last reported price of the common shares on The Nasdaq Capital Market was $1.57 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific number or dollar amount of securities, but will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between us and Jefferies. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of 3.0% of the gross sales price per common share sold under the Sales Agreement. In connection with the sale of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended or the Exchange Act. See “Plan of Distribution” beginning on page S-22 for additional information regarding the compensation to be paid to Jefferies.

Investing in the common shares involves a high degree of risk. Before buying any securities, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-6 of this prospectus, page 6 of the accompanying prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus is        , 2025

TABLE OF CONTENTS

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS

This prospectus relates to the offer and sale of common shares from time to time. This sales agreement prospectus is deemed a prospectus supplement to the base prospectus contained in the registration statement of which this prospectus forms a part. These documents contain important information that you should consider when making your investment decision.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the common shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

This prospectus describes the specific terms of the common shares we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference into this prospectus or any free writing prospectus. We have not, and the Agent has not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in or incorporated by reference into this prospectus and any related free writing prospectus is current as of the date such information is presented, regardless of the time of delivery of this or any related free writing prospectus or of any sale of the common shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this and any related free writing prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” below.

“Tiziana,” the Tiziana logo and other trademarks or service marks of Tiziana Life Sciences Ltd. appearing in this prospectus are the property of Tiziana or its subsidiaries. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

In this prospectus, except where the context otherwise requires and for purposes of this prospectus only:

●	“we,” “us,” “our company,” “the Company,” “the registrant,” “our,” “Tiziana” and “Tiziana Life Sciences Ltd.” refer to Tiziana Life Sciences plc and its wholly-owned subsidiaries, Tiziana Therapeutics, Inc., Tiziana Pharma Limited. and Longevia Genomics S.r.l.;

●	“shares” refer to our ordinary shares;

●	discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common shares or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in a jurisdiction outside of the United States are required to inform themselves about and to observe any restrictions that are applicable to that jurisdiction, as to this offering and the distribution of this prospectus.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have included important factors in the cautionary statements included in this prospectus and the documents that we incorporate by reference, particularly in the sections of this prospectus titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we incorporate by reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date on the front cover of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law and regulation.

S-iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section contained in this prospectus and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus.

Overview

We are a biotechnology company that specializes in developing transformative therapies for neurodegenerative and lung diseases. Our clinical pipeline includes drug assets for Secondary Progressive Multiple Sclerosis (SPMS), amyotrophic lateral sclerosis (ALS), Alzheimer’s disease, and KRAS+ NSCLC. Tiziana is led by a team of highly qualified executives with extensive drug development and commercialization experience. Our mission is to bring breakthrough therapies to patients with the aim of treating SPMS, ALS, Alzheimer’s disease, and other CNS indications. Crohn’s Disease, lung diseases and optimizing health outcomes. We are developing transformational formulation technologies, enabling to switch from traditional routes to alternative routes of immunotherapy to facilitate local site of action. For example, nasal, oral and inhalation administrations to target neurodegenerative and lung diseases. We believe, if we succeed in these alternative routes of immunotherapies that has the potential to change the way immunotherapies are currently utilized.

We employ a lean and virtual research and development, or R&D, model using highly experienced teams of experts for each business function to maximize value accretion by focusing resources on the drug discovery and development processes.

We are developing foralumab, for which we in-licensed the intellectual property from Novimmune SA, or Novimmune, in December 2014, as a potential treatment for neurodegenerative diseases such as SPMS, Crohn’s disease and delayed onset of Type I Diabetes (T1D). On November 10, 2022, we announced a short-term focus on administration of intranasal foralumab for treatment of neurodegenerative diseases, especially SPMS, based on positive clinical findings of Expanded Access (EA) SPMS patients at Brigham and Women’s Hospital treated with intranasal foralumab for up to 1 year. As the only fully human engineered human anti-CD3 mAb in clinical development, foralumab has significant potential advantages such as a shorter treatment duration and reduced immunogenicity. We believe that oral or intranasal administration of foralumab has the potential to reduce inflammation while minimizing the toxicity and related side effects. To date, foralumab has been studied in one Phase 1 and two Phase 2a clinical trials conducted by Novimmune in 68 patients dosed by the intravenous route of administration. In these trials, foralumab was observed to be safe and well-tolerated and produced immunologic effects consistent with potential clinical benefit while demonstrating mild to moderate infusion related reactions, or IRRs. With completion of the intravenous dosing for Phase 2a trial in Crohn’s Disease, foralumab’s ability to modulate T-cell response enables potential extension into a wide range of other autoimmune and inflammatory diseases, such as Graft versus Host Disease (GvHD), ulcerative colitis (UC), multiple sclerosis (MS), T1D, inflammatory bowel disease (IBD), psoriasis (PSA) and rheumatoid arthritis (RA).

On August 15, 2023, we announced that the FDA cleared the IND application for intranasal foralumab to be studied in Alzheimer’s disease. The clinical trial will be overseen by Brigham and Women’s Hospital.

On September 26, 2023, we announced initiation of the Phase 2a multicenter clinical trial for treatment of non-active SPMS patients with intranasal foralumab. We announced that we held an Investigator’s Meeting with principal investigators at Brigham and Women’s Hospital to begin site initiation for the clinical trial. In total, six to ten new clinical trial sites will be recruited.

On December 19, 2023, we announced “first patient dosed” in our Phase 2a study comparing two doses of intranasal foralumab and placebo in patients with non-active SPMS.   Six investigational centers have been recruited for this double-blind, placebo-controlled trial, with up to 18 patients per treatment arm. The primary endpoint of the trial will be the change in microglial activation based on PET scans. Clinical evaluations include the Expanded Disability Status Scale (EDSS), QoL assessments, and the Modified Fatigue Impact Scale (MFIS), which assess parameters that are essential to a patient’s everyday life. Novel immuno-biomarkers will be measured also and assessed for predictive relevance. Central review of PET scans and images is an integral component of this study.

On April 23, 2024, we announced that the FDA had allowed its intranasal foralumab non-active SPMS EA Program to expand from 10 patients to a total of 30 patients. Up until April 2024, of the 10 participating patients, two patients had been dosed for more than one year and eight additional patients had been dosed for six months, all without serious side effects. All patients had either stabilized or improved on treatment with foralumab, and no patients have declined in key clinical measures. Additionally, 70% of these patients had seen a measurable improvement in fatigue. These data were the first to combine PET imaging with a novel ligand, immune-biomarkers, clinical measures and comprehensive safety data endpoints in patients receiving long-term intranasal foralumab. Patients not eligible for the Phase 2a trial may now be considered for this expanded EA Program.

On May 13, 2024, we announced we had submitted an FDA request to obtain Orphan Drug Designation for intranasal foralumab for the treatment of non-active SPMS. This request would make foralumab the first therapy for na-SPMS to receive Orphan Drug Designation. Our request is supported by clinical and non-clinical evidence of foralumab’s effectiveness in na-SPMS. The prevalence estimates, in part, are supported from the Brigham & Women’s Hospital, Boston, Massachusetts, longitudinal study, the CLIMB data of which allowed the estimate of na-SPMS in the population. The FDA have requested further information from us with regards to this request.

On June 26, 2024, we announced that the FDA had allowed intranasal foralumab to be used under an EA IND in its first patient with moderate Alzheimer’s disease. Expanded access IND’s provide a pathway for patients to gain access to investigational drugs, biologics, and medical devices used to diagnose, monitor, or treat patients with serious diseases or conditions for which there are no comparable or satisfactory therapy options available outside of clinical trial.

Recent Developments

On July 24, 2024, we announced that the FDA has granted Fast Track designation for our intranasal formulation of foralumab for the treatment of non-active SPMS.

On August 19, 2024, we announced that Ivor Elrifi has been appointed as our new Chief Executive Officer. Dr. Elrifi was formerly the global head of the Patent Group at Cooley since 2014 and before that the global head of Patents at Mintz Levin from 1999 – 2014. He has counseled companies in various key industries, including pharmaceutical, biotechnology, life sciences and medical device companies, research institutions, universities, hospitals and governments throughout the world, particularly in the US and Europe. Ivor has guided clients in developing and implementing intellectual property strategies and in the prosecution, licensing and enforcement of patents. He has extensive experience in advising clients on strategic transactional work and regularly counsels’ clients with respect to investments, business development and mergers and acquisitions, including acquisition transactions involving Novartis, Eli Lilly, Biogen and Astellas.

On September 19, 2024, we announced that the National Institutes of Health, National Institute on Aging has awarded a $4 million grant to Dr. Howard Wiener as principal investigator at Brigham and Women’s Hospital to be the key research site, to study nasal anti-CD3 for the treatment of Alzheimer’s disease.

On October 30, 2024, we announced positive results demonstrating the anti-inflammatory potential of our anti-CD3 antibody (foralumab) in combination with semaglutide, a GLP-1 agonist marketed by Novo Nordisk (NYSE: NVO) under the brand names Ozempic and Wegovy. The data show that the combination of nasal anti-CD3 plus semaglutide improves liver homeostasis and reduces inflammation in models of diet-induced obesity (DIO), providing a potential novel approach to combat obesity-related inflammation, and liver inflammation and dysfunction.

On October 31, 2025, we announced that we had entered into a securities purchase agreement for the purchase and sale of 5,263,158 common shares at a purchase price of $0.95 per share pursuant to a registered direct offering, resulting in gross proceeds of approximately $5 million, before deducting placement agent commissions and other offering expenses.

On November 19, 2024, we announced that our grant application to the ALS Association has been approved for funding. The grant is awarded as part of the Hoffman ALS Clinical Trial Awards Program and is titled “Modulation of ALS neuroinflammation by nasal anti-CD3 monoclonal Antibody”. The Association’s grant will fund a 20-patient clinical trial of two doses of our novel and patented therapeutic candidate, intranasal foralumab, aimed at evaluating the safety and early-stage parameters of disease improvement in Amyotrophic Lateral Sclerosis (ALS), also known as Lou Gehrig’s disease.

On December 4, 2024, we announced the expansion of our Phase 2 clinical trial evaluating intranasal foralumab for non-active secondary progressive multiple sclerosis (SPMS). The trial sites include esteemed institutions across the Northeast of the United States. The additional trial sites include: Yale University, Johns Hopkins University, Cornell University, University at Buffalo (SUNY), University of Massachusetts (UMass), and Thomas Jefferson University.On December 17, 2024, we announced a significant milestone in our clinical development program for Alzheimer’s disease. We successfully dosed the first patient with moderate Alzheimer’s disease using intranasal foralumab at Brigham and Women’s Hospital in Boston, Massachusetts following on from their baseline PET scan.

On January 8, 2025, we announced that a review article titled “Immune mechanisms and shared immune targets in neurodegenerative diseases” was published in Nature Reviews Neurology, highlighting the therapeutic potential of intranasal foralumab in various neurodegenerative diseases including Multiple Sclerosis (MS), Alzheimer’s disease, ALS, and Parkinsons disease.

On January 10, 2025, we announced findings on the prolonged benefits of our nasal anti-CD3 monoclonal antibody in sustaining tissue homeostasis and mitigating the side effects associated with GLP-1 agonists discontinuation. This advancement offers a promising approach to overcoming the tolerability challenges and adverse effects commonly linked to prolonged GLP-1 drug use.

On January 22, 2025, we announced the discovery of new immune biomarkers in patients with non-active secondary progressive multiple sclerosis (na-SPMS) treated with nasal foralumab. We believe these findings contribute substantially to our understanding of the immune mechanisms underlying the effects of nasal foralumab.

On January 23, 2025, we announced positive results from studies using a nasal anti-CD3 monoclonal antibody in traumatic spinal cord injury (SCI

On February 18, 2025, we announced the dosing of an additional four patients in its Intermediate Size Patient Population Expanded Access (ISPPEA) for patients with non-active secondary progressive multiple sclerosis (na-SPMS) who do not qualify for the ongoing Phase 2a study (NCT06292923). To date, 14 patients have now been enrolled in the expanded access program. The first 10 patients have all shown either an improvement or stability of disease within 6 months of starting treatment.

On February 21, 2025, we announced a product development services agreement with Renaissance Lakewood LLC (“Renaissance”), a leading Contract Development and Manufacturing Organization (CDMO) focused on nasal drug delivery. This collaboration aims to optimize the current formulation and develop a comprehensive plan for the scale-up of foralumab in a nasal device. Intranasal foralumab is currently under development for treating neurodegenerative and inflammatory diseases or conditions.

On February 25, 2025, we announced that a nasal anti-CD3 (foralumab) preclinical study is nearing completion, and that foralumab could offer a novel and effective treatment for long COVID. This innovative approach works by reducing microglial activation, a key factor in the persistent brain inflammation associated with long COVID, thereby addressing the debilitating neurological and psychiatric symptoms many patients face.

On February 27, 2025, we announced the publication of a landmark study in Nature Neuroscience demonstrating that nasal administration of our anti-CD3 monoclonal antibody significantly reduced neuroinflammation and improved recovery. Modulating the neuroinflammatory response correlated with improved neurological outcomes. These included, less anxiety, less cognitive decline, and improved motor skills, in a preclinical model of traumatic brain injury (TBI).

On March 4, 2025, we announced the submission of our Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA) for a phase 2 clinical trial in ALS. This pivotal step marks a significant advancement in our commitment to advance a new treatment approach for Amyotrophic Lateral Sclerosis (ALS) which is supported by the ALS Association.

Risks Associated with Our Business

Our business is subject to numerous risks. You should read these risks before you invest in our securities. In particular, our risks include, but are not limited to, the following:

●	We may fail to demonstrate the safety and therapeutic utility of our product candidates to the satisfaction of applicable regulatory authorities, which would prevent or delay regulatory approval and commercialization.

●	We depend on enrollment of patients in our clinical trials for our product candidates and may find it difficult to enroll patients in our clinical trials, which could delay or prevent us from proceeding with clinical trials of our product candidates and could materially adversely affect our research and development efforts and business, financial condition and results of operations.

●	We have incurred net losses in every year since our inception. We anticipate that we will continue to incur losses for the foreseeable future and may never achieve or maintain profitability.

●	We need substantial additional funding to complete the development of our product candidates, which may not be available on acceptable terms, if at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate certain of our product development, research operations or future commercialization efforts, if any.

●	We rely, and expect to continue to rely, on third parties to conduct our preclinical studies and clinical trials and for product manufacturing. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates.

●	Our rights to develop and commercialize our product candidates are subject to the terms and conditions of licenses granted to us by others. If we fail to comply with our obligations under our existing and any future intellectual property licenses with third parties, we could lose license rights that are important to the business.

●	If our competitors are able to obtain orphan drug exclusivity for products that constitute the same drug and treat the same indications as our product candidates, we may not be able to have competing products approved by applicable regulatory authorities for a significant period of time. In addition, even if we obtain orphan drug exclusivity for any of our products, such exclusivity may not protect us from competition.

●	Healthcare legislative reform measures may have a negative impact on our business and results of operations.

●	Our common shares may be delisted from The Nasdaq Capital Market if we fail to comply with continued listing standards.

●	Because we are a foreign corporation, you may not have the same rights as a shareholder in a U.S. corporation.

●	Claims of U.S. civil liabilities may not be enforceable against us.

●	If we are a passive foreign investment company, there could be adverse U.S. federal income tax consequences to U.S. holders.

Corporate Information

We were originally incorporated under the laws of England and Wales on February 11, 1998 with the goal of leveraging the expertise of our management team as well as Dr. Napoleone Ferrara, Dr. Arun Sanyal, Dr. Howard Weiner and Dr. Kevan Herold, and to acquire and exploit certain intellectual property in biotechnology. We subsequently changed our name to Tiziana Life Sciences plc in April 2014 as a result of the acquisition of Tiziana Pharma Limited in April 2014.

Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and our telephone number is +44 (0) 20 7495 2379. Our website address is www.tizianalifesciences.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this registration statement. Our agent for service of process in the United States is Tiziana Therapeutics, Inc.

The Offering

Common shares offered by us	Common shares having an aggregate offering price of up to US$100,000,000.

Common shares to be outstanding immediately after this offering	Up to 180,541,999 shares, assuming the sale of up to 63,694,267 shares hereunder at a price of $1.57 per share, the closing price per share on The Nasdaq Capital Market on March 14, 2025 for aggregate gross proceeds of $100,000,000. Actual shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time on The Nasdaq Capital Market or other existing trading market for our common stock through our sales agent, Jefferies LLC. See “Plan of Distribution” on page S-22 of this prospectus.

Use of Proceeds	We intend to use net proceeds from this offering (i) to complete our Phase 2a clinical trial for the intra-nasal delivery of foralumab in patients with non-active secondary progressive multiple sclerosis, (ii) to expedite the clinical development of foralumab in Alzheimer’s disease, (iii) to develop foralumab for other indications, and (iv) for working capital and other general corporate purposes. See “Use of Proceeds” on page S-11.

Nasdaq Capital Market Symbol	Our common shares are listed on The Nasdaq Capital Market under the symbol “TLSA.”

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus as well as the other information included in or incorporated by reference in this prospectus for a discussion of risks you should consider carefully before making an investment decision.

(1)	The number of shares of our common shares that will be outstanding after this offering is based on 116,847,732 common shares outstanding as of March 14, 2025, and excludes as of that date:

●	7,610,702 common shares issuable upon the exercise of share options at exercise prices of between $0.50 and $3.72 per common share; and

●	4,200,000 common shares issuable upon the vesting of restricted stock units (RSUs).

Unless otherwise indicated, this prospectus reflects and assumes no exercise of outstanding share options or warrants or conversion of convertible notes after March 14, 2025.

Unless otherwise stated, all information contained in this prospectus reflects the assumed public offering price of $1.57 per common share, which was the closing price of our common shares on The Nasdaq Capital Market on March 14, 2025.

RISK FACTORS

An investment in the common shares involves a high degree of risk. Prior to making a decision about investing in these securities, you should carefully consider the specific risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Our business, financial condition or results of operations could be materially adversely affected by any of these risks which cause you to lose all or part of your investment in the offered securities. Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into the prospectus supplement are forward-looking statements. Please also see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Offering

The actual number of common shares we will issue under the Sales Agreement, at any one time or in total, if any, is uncertain.

Subject to certain limitations in the Sales Agreement with Jefferies and compliance with applicable law, we have the discretion to deliver placement notices to Jefferies at any time throughout the term of the Sales Agreement. The number of common shares that are sold by Jefferies after our delivering a placement notice will fluctuate based on the market price of our common shares during the sales period and limits we set with Jefferies.

The common shares offered under this prospectus supplement may be sold in “at the market offerings”, and investors who buy common shares at different times will likely pay different prices.

Investors who purchase common shares under this prospectus supplement at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of common shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their common shares as a result of sales made at prices lower than the prices they paid.

We may lose our foreign private issuer status in the future, which would result in significant additional costs and expenses.

In the future, we may lose our foreign private issuer status if a majority of our shareholders and a majority of our directors or management are US citizens or residents. If we lose our foreign private issuer status, we will have to mandatorily comply with US federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. We will be required to file periodic reports and registration statements on US domestic issuer forms containing financial statements prepared in accordance with US generally accepted accounting principles with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, if we lose our status as a foreign private issuer we will become subject to the Nasdaq corporate governance requirements. As a result, the regulatory and compliance costs to us may be significantly higher if we cease to qualify as a foreign private issuer.

Our senior management team may invest or spend the net proceeds of this offering, if any, in ways with which you may not agree or in ways which may not yield a significant return.

Our senior management will have broad discretion over, and we could spend, the net proceeds from this offering, if any, in ways with which the holders of common shares may not agree or that do not yield a favorable return, if any. We expect to use our existing cash and cash equivalents and the net proceeds from this offering, if any, (i) complete our Phase 2a clinical trial for the intra-nasal delivery of foralumab in patients with non-active secondary progressive multiple sclerosis, (ii) to expedite the clinical development of foralumab in Alzheimer’s disease, (iii) to develop foralumab for other indications, and (iv) for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering to in-license, acquire or invest in complementary businesses, technologies, products or assets, however, we have no current commitments or obligations to do so. Furthermore, our senior management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our common shares.

We need substantial additional funding to complete the development of our product candidates, which may not be available on acceptable terms, if at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate certain of our product development, research operations or future commercialization efforts, if any.

Our operations have consumed substantial amounts of cash since inception, and we expect our expenses to increase in connection with our ongoing activities, particularly as we continue the R&D of, initiate further clinical trials of and seek marketing approval for, our product candidates. In addition, if we obtain marketing approval for our product candidates, we expect to incur significant expenses related to product sales, marketing, manufacturing and distribution. Furthermore, we expect to incur additional costs associated with operating as a public company listed on the Nasdaq in the United States. Our future capital requirements will depend on many factors, including:

●	the scope, progress, results and costs of laboratory testing, manufacturing, preclinical and clinical development for our current and future product candidates;

●	the costs, timing and outcome of regulatory review of our product candidates;

●	the extent to which we acquire or in-license and develop other product candidates and technologies;

●	our ability to establish and maintain collaborations and license agreements on favorable terms, if at all;

●	the costs, timing and outcome of potential future commercialization activities, including manufacturing, marketing, sales and distribution for our product candidates for which we receive marketing approval;

●	the costs of developing, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims; and

●	the sales price and availability of adequate third-party coverage and reimbursement for our product candidates, if and when approved.

Developing product candidates and conducting preclinical studies and clinical trials is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, our product candidates, if approved, may not achieve commercial success. Our product revenues, if any, will be derived from or based on sales of product candidates that may not be commercially available for many years, if at all. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, if at all. To the extent that additional capital is raised through the issuance of equity or equity-linked securities, the issuance of those securities could result in substantial dilution for our current shareholders and the terms of any future issuance may include liquidation or other preferences that adversely affect the rights of our current shareholders. Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our shareholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or our product candidates or grant licenses on terms that are not favorable to us. Furthermore, the potential issuance of additional securities in the future, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our common shares, to decline and existing shareholders may not agree with our financing plans or the terms of such financings.

If we are unable to obtain adequate funding on a timely basis, we may be required to significantly curtail, delay or discontinue our R&D programs of our product candidates or any future commercialization efforts, be unable to expand our operations or be unable to otherwise capitalize on our business opportunities, as desired, which could harm our business and potentially cause us to discontinue operations.

You will experience immediate and substantial dilution in the net tangible book value per share of the common shares you purchase.

Since the offering price per share of the common shares being offered is substantially higher than the net tangible book value per share of common shares, you will suffer substantial dilution in the net tangible book value of the common shares you purchase in this offering. Assuming that an aggregate of 63,694,267 common shares are sold at a price of $1.57 per common share, the last reported sale price of our common stock on The Nasdaq Capital Market on March 14, 2025, for aggregate gross proceeds of approximately $100 million, and after deducting commissions and estimated offering expenses payable by us, if you purchase common shares in this offering, you will suffer immediate and substantial dilution of approximately $0.72 per share in the net tangible book value of the common shares. See the section entitled “Dilution” on page S-12 of this prospectus for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

Certain common shares previously sold under our Sales Agreement with respect to our At-the-Market Offering may have been sold in violation of federal and state securities laws and may be subject to rescission rights and other penalties, requiring us to repurchase shares sold thereunder.

In connection with our Sales Agreement, we became aware that our shelf registration statement on Form F-3 (file number 333-237368) (the “Prior Registration Statement”) expired on March 3, 2025. Prior to becoming aware of the expiration, we sold an aggregate of 2,600,942 common shares following the expiration of the Prior Registration Statement and through March 6, 2025 at an average price of approximately $1.38 per share for aggregate gross proceeds of approximately $3.6 million under the Prior Registration Statement pursuant to the Sales Agreement (the “Sales”). Because the Prior Registration Statement had already expired, the Sales could be determined to be unregistered sales of securities and, in accordance with Sections 5 and 12(a)(1) of the Securities Act, direct purchasers in the Sales may have rescission rights pursuant to which they may be entitled to recover the amount paid for such shares, plus statutory interest, upon returning the shares to us within one year from the transaction date. In addition, we could be subject to enforcement actions or penalties and fines by federal and/or state regulatory authorities. We cannot predict the likelihood of any claims or actions being brought against us or the amount of any penalties or fines in connection with the Sales.

Our common shares may be delisted from The Nasdaq Capital Market if we fail to comply with continued listing standards.

If we fail to meet any of the continued listing standards of The Nasdaq Capital Market, our common shares could be delisted from The Nasdaq Capital Market. These continued listing standards include specifically enumerated criteria, such as:

●	a $1.00 minimum closing bid price;

●	stockholders’ equity of $2.5 million;

●	500,000 shares of publicly-held common stock with a market value of at least $1 million;

●	300 round-lot stockholders; and

●	compliance with Nasdaq’s corporate governance requirements, as well as additional or more stringent criteria that may be applied in the exercise of Nasdaq’s discretionary authority.

On January 29, 2025, we received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) that we were not currently in compliance with the $1.00 Minimum Bid Price Requirement for continued listing of our common shares on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice indicated that, consistent with Nasdaq Listing Rule 5810(c)(3)(A), we had until July 28, 2025, to regain compliance with the Minimum Bid Price Requirement by having the closing bid price of our common shares meet or exceed $1.00 per common share for at least ten consecutive business days.

On March 14, 2025, we announced that Nasdaq informed us that we regained compliance with the Minimum Bid Price Requirement for continued listing on The Nasdaq Capital Market.

If we fail to comply with Nasdaq’s continued listing standards, we may be delisted and our common shares will trade, if at all, only on the over-the-counter market, such as the OTC Bulletin Board or OTCQX market, and then only if one or more registered broker-dealer market makers comply with quotation requirements. In addition, delisting of our common shares could depress our stock price, substantially limit liquidity of our common shares and materially adversely affect our ability to raise capital on terms acceptable to us, or at all. Finally, delisting of our common shares could result in our common shares becoming a “penny stock” under the Exchange Act.

The prices of the common shares may be volatile and fluctuate substantially, which could result in substantial losses for holders of the common shares.

The market prices of the common shares on The Nasdaq Capital Market may be volatile and fluctuate substantially. The stock market in general and the market for smaller pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, holders of the common shares may not be able to sell their common shares at or above the price at which they were purchased. The market price for the common shares may be influenced by many factors, including:

●	the success of competitive products or technologies;

●	results of clinical trials of foralumab, anti-IL6R mAb (TZLS-501), Milciclib and any other future product candidate that we develop;

●	results of clinical trials of product candidates of our competitors;

●	changes or developments in laws or regulations applicable to foralumab, anti-IL6R mAb (TZLS-501), Milciclib and any other future product candidates that we develop;

●	our entry into, and the success of, any collaboration agreements with third parties;

●	developments or disputes concerning patent applications, issued patents or other proprietary rights;

●	the recruitment or departure of key personnel;

●	the level of expenses related to any of our product candidates or clinical development programs;

●	the results of our efforts to discover, develop, acquire or in-license additional product candidates, products or technologies;

●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	market conditions in the biotechnology and pharmaceutical sectors;

●	general economic, industry and market conditions;

●	the trading volume of common shares on The Nasdaq Capital Market; and the other factors described in this “Risk Factors” section.

If securities or industry analysts cease to publish research reports about us or our industry, or if they adversely change their recommendations regarding our common shares, the market price for the common shares and trading volume could decline.

The trading market for the common shares is influenced by research reports that industry or securities analysts publish about us or our industry. If one or more analysts who cover us downgrade the common shares, the market price for the common shares would likely decline. If one or more of these analysts ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the common shares to decline.

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional common shares or other securities exercisable or convertible into or exchangeable for our common shares at prices that may not be the same as the price per share in this At-the-Market Offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this At-the-Market Offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common shares or securities exercisable or convertible into common shares in future transactions may be higher or lower than the price per share in this At-the-Market Offering. You will incur dilution upon exercise of any outstanding stock options or warrants, the conversion of any outstanding preferred stock or upon the issuance of common shares under our stock incentive programs. In addition, the sale of shares in this At-the-Market Offering and any future sales of a substantial number of common shares in the public market, or the perception that such sales may occur, could adversely affect the price of our common shares. We cannot predict the effect, if any, that market sales of those common shares or the availability of those common shares for sale will have on the market price of our common shares.

We have no present intention to pay dividends on our common shares in the foreseeable future and, consequently, your only opportunity to achieve a return on your investment during that time is if the price of the common shares appreciates.

We have never paid or declared any cash dividends on our common shares, and we do not anticipate paying any cash dividends on our common shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Under the Companies Act 1981 of Bermuda, which we refer to in this prospectus as the “Companies Act” we may declare or pay a dividend only if we have reasonable grounds for believing that we are, or would after the payment be, able to pay our liabilities as they become due and if the realizable value of our assets would thereby be less than our liabilities. Any declaration of a dividend by our board of directors will depend on many factors, including our financial condition, results of operations, legal requirements and other factors. Accordingly, if the price of the common shares falls in the foreseeable future, you will incur a loss on your investment, without the likelihood that this loss will be offset in part or at all by potential future cash dividends.

As of December 31, 2023, we were no longer an emerging growth company within the meaning of the Securities Act of 1933, but still remain a smaller reporting company, and will take advantage of certain reduced reporting requirements.

As of December 31, 2023, we were no longer an “emerging growth company”, as defined in the Jumpstart Our Business Startups ( JOBS) Act. While we were an emerging growth company, we took advantage of exemptions from various reporting requirements that are applicable to other public companies that are not EGCs, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404. Even though we are no longer an emerging growth company, we remain exempt from the auditor attestation requirements of Section 404 pursuant to the rules of the SEC, as we remain a non-accelerated filer. We will cease to be a non-accelerated filer if (a) the aggregate market value of our outstanding Ordinary Shares held by non-affiliates as of the last business day of our most recently completed second fiscal quarter is $75 million or more and we reported annual net revenues of greater than $100 million for our most recently completed fiscal year or (b) the aggregate market value of our outstanding Ordinary Shares held by non-affiliates as of the last business day of our most recently completed second fiscal quarter is $700 million or more, regardless of annual net revenues. If we cease to be a non-accelerated filer, we would be subject to the requirement for an annual attestation report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting.

We remain a “smaller reporting company”, as defined in Rule 405 under the Securities Act, which means that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a “smaller reporting company” which allows us to take advantage of many of the same exemptions from disclosure requirements, including this Annual Report on Form 20-F. In addition, we are eligible to remain a smaller reporting company for so long as we have a public float of less than $250 million measured as of the last business day of our most recently completed second fiscal quarter or a public float of less than $700 million as of such date and annual revenues of less than $100 million during the most recently completed fiscal year. We cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and the price of our common shares may be more volatile in the event that we decide to make an offering of our common shares.

USE OF PROCEEDS

We may issue and sell common shares having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Except as described in any free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby (i) complete our Phase 2a clinical trial for the intra-nasal delivery of foralumab in patients with non-active secondary progressive multiple sclerosis, (ii) to expedite the clinical development of foralumab in Alzheimer’s disease, (iii) to develop foralumab for other indications, and (iv) for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering to in-license, acquire or invest in complementary businesses, technologies, products or assets, however, we have no current commitments or obligations to do so.

Management’s plans for the use of the proceeds of this offering are subject to change due to unforeseen events and opportunities, and the amounts and timing of our actual expenditures depend on several factors, including our expansion plans and the amount of cash generated or used by our operations. We cannot specify with certainty the particular uses for the net proceeds to be received upon completion of this offering. Accordingly, our management will have broad discretion in using the net proceeds of this offering. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2024 presented in U.S. dollars:

●	on an actual basis;

●	on a pro forma basis to give effect to (i) the receipt of $3.4 million in non-dilutive funding in July 2024, (ii) the receipt of gross proceeds of $5 million from the sale of sale of 5,263,158 common shares at a purchase price of $0.95 per share pursuant to a registered direct offering and (iii) the receipt of $6.4 million from the sale of 5,385,115 common shares under the Sales Agreement; and

●

on a pro forma, as adjusted basis to give further effect to the sale of common shares in the aggregate amount of $100 million at an assumed offering price of $1.57 per common share, which was the closing price of common shares on The Nasdaq Capital Market on March 14, 2024.

	As of June 30, 2024
	Actual	Pro Forma	Pro Forma, As Adjusted
	$	$	$
Cash and cash equivalents	1,130,000	15,530,000	115,930,000

Equity:
Issued capital	104,000	207,000	1,207,000
Share premium	16,914,000	28,211,000	128,211,000
Other reserves	124,681,000	124,681,000	124,681,000
Treasury shares	(1,573,000)	(1,573,000)	(1,573,000)
Accumulated loss	(138,271,000)	(138,271,000)	(138,271,000)
Total shareholders’ equity (deficit)	1,855,000	13,255,000	113,255,000
Total capitalization	2,985,000	9,385,000	113,385,000

The table above excludes:

●	7,610,702 common shares issuable upon the exercise of share options at exercise prices of between $0.50 and $3.72 per common share; and

●	4,200,000 common shares issuable upon the vesting of RSUs.

DILUTION

If you purchase common shares in this offering, your ownership interest in us will be diluted to the extent of the difference between the public offering price per common share you will pay in this offering and the pro forma net tangible book value per common share after this offering.

Our historical net tangible book value as of June 30, 2024, was approximately $1.9 million, corresponding to a net tangible book value of $0.02 per common share, as of such date. We calculate our historical net tangible book value per share or per common share by taking the amount of our total tangible assets, subtracting the amount of our total liabilities, and then dividing the difference by the actual total number of common shares outstanding.

After giving effect on a pro forma basis to (i) the receipt of $3.4 million in non-dilutive funding in July 2024, (ii) the receipt of gross proceeds of $5.0 million from the sale of sale of 5,263,158 common shares at a purchase price of $0.95 per share pursuant to a registered direct offering and (iii) the receipt of $6.4 million from the sale of 5,385,115 common shares under the Sales Agreement, our pro forma net tangible book value as of June 30, 2024 would have been approximately $13.3 million, or $0.11 per common share.

After giving effect to the sale of common shares in the aggregate amount of $100 million at an assumed offering price of $1.57 per common share, which was the closing price of common shares on The Nasdaq Capital Market on March 14, 2025, and after deducting estimated offering commissions and expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2024 would have been would have been $0.90 per common share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.79 per common share to existing shareholders and an immediate dilution of $0.67 per common share to new investors purchasing common shares in this offering.

The following table illustrates this dilution:

Assumed public offering price per common share		$1.57
Pro forma net tangible book value per common share as at June 30, 2024	$0.11
Increase in pro forma net tangible book value per common share attributable to purchasers purchasing common shares in this offering	$0.79
Pro forma as adjusted net tangible book value per common share		$0.90
Dilution per common share to purchasers in this offering		$0.67

The number of shares of our common shares that will be outstanding after this offering is based on 105,396,254 common shares outstanding as of June 30, 2024, and excludes as of that date:

●	7,610,702 common shares issuable upon the exercise of share options at exercise prices of between $0.50 and $3.72 per common share; and

●	4,200,000 common shares issuable upon the vesting of RSUs.

BERMUDA COMPANY CONSIDERATIONS

Our corporate affairs are governed by our memorandum of association and bye-laws and by the corporate law of Bermuda. The provisions of the Companies Act, which applies to us, differ in certain material respects from laws generally applicable to U.S. companies incorporated in the State of Delaware and their stockholders. The following is a summary of significant differences between the Companies Act (including modifications adopted pursuant to our bye-laws) and Bermuda common law applicable to us and our shareholders and the provisions of the Delaware General Corporation Law applicable to U.S. companies organized under the laws of Delaware and their stockholders.

Bermuda		Delaware
Shareholder meetings

—	May be called by the board of directors and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings.	—	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.

—	May be held in or outside Bermuda.	—	May be held in or outside of Delaware.

—	Notice:	—	Notice:

—	Shareholders must be given at least five days’ advance notice of a general meeting, but the unintentional failure to give notice to any person does not invalidate the proceedings at a meeting.	—	Written notice shall be given not less than ten nor more than 60 days before the meeting.

—	Notice of general meetings must specify the place, the day and hour of the meeting and in the case of special general meetings, the general nature of the business to be considered.	—

Whenever stockholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

—	Our bye-laws provide that at least 21days’ notice of an annual general meeting and 5 days’ notice of a special general meeting must be given to each shareholder entitled to vote at such meeting.
Shareholders’ voting rights

—	Shareholders may act by written consent to elect directors. Shareholders may not act by written consent to remove a director or auditor.	—	With limited exceptions, stockholders may act by written consent to elect directors unless prohibited by the certificate of incorporation.

—	Generally, except as otherwise provided in the bye-laws, or the Companies Act, any action or resolution requiring approval of the shareholders may be passed by a simple majority of votes cast. Any person authorized to vote may authorize another person or persons to act for him or her by proxy.	—	Any person authorized to vote may authorize another person or persons to act for him or her by proxy.

—

The voting rights of shareholders are regulated by a company’s bye-laws and, in certain circumstances, by the Companies Act. The bye-laws may specify the number to constitute a quorum and if the bye-laws permit, a general meeting of the shareholders of a company may be held with only one individual present if the requirement for a quorum is satisfied. Subject to the rules of Nasdaq, our bye-laws provide that the quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 33 1/3% of the total voting rights of all issued and outstanding shares.

—

For stock corporations, the certificate of incorporation or bylaws may specify the number to constitute a quorum, but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

—	Our bye-laws provide that a quorum must be present throughout the meeting.	—	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.
—	The bye-laws may provide for cumulative voting, although our bye-laws do not.	—	The certificate of incorporation may provide for cumulative voting.

—	The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two or more persons holding or representing more than one-third of the issued shares of the company.	—

Any two or more corporations existing under the laws of the state may merge into a single corporation pursuant to a board resolution and upon the majority vote by stockholders of each constituent corporation at an annual or special meeting.

—	Every company may at any meeting of its board of directors sell, lease or exchange all or substantially all of its property and assets as its board of directors deems expedient and in the best interests of the company to do so when authorized by a resolution adopted by the holders of a majority of issued and outstanding shares of a company entitled to vote.	—

Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of a corporation entitled to vote.

—	Any company that is the wholly owned subsidiary of a holding company, or one or more companies which are wholly owned subsidiaries of the same holding company, may amalgamate or merge without the vote or consent of shareholders provided that the approval of the board of directors is obtained and that a director or officer of each such company signs a statutory solvency declaration in respect of the relevant company.	—	Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of stockholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority of the outstanding stock of the parent corporation entitled to vote at a duly called stockholder meeting.

—	Any mortgage, charge or pledge of a company’s property and assets may be authorized without the consent of shareholders subject to any restrictions under the bye-laws.	—	Any mortgage or pledge of a corporation’s property and assets may be authorized without the vote or consent of stockholders, except to the extent that the certificate of incorporation otherwise provides.

Directors

—	The board of directors must consist of at least one director.	—	The board of directors must consist of at least one member.

—	The number of directors is fixed by the bye-laws, and any changes to such number must be approved by the board of directors and/or the shareholders in accordance with the company’s bye-laws.	—	Number of board members shall be fixed by the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate of incorporation.
—	Removal:	—	Removal:

—	Under our bye-laws, any or all directors may be removed only with cause by the holders of a majority of the shares entitled to vote at a special meeting convened and held in accordance with the bye-laws for the purpose of such removal.	—	Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides.

		—	In the case of a classified board, stockholders may effect removal of any or all directors only for cause.
Duties of directors

—	The Companies Act authorizes the directors of a company, subject to its bye-laws, to exercise all powers of the company except those that are required by the Companies Act or the company’s bye-laws to be exercised by the shareholders of the company. Our bye-laws provide that our business is to be managed and conducted by our Board of Directors. At common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:	—	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to stockholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its stockholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the stockholders generally.

—	a duty to act in good faith in the best interests of the company;

—	a duty not to make a personal profit from opportunities that arise from the office of director;

—	a duty to avoid conflicts of interest; and

—	a duty to exercise powers for the purpose for which such powers were intended.

—	The Companies Act imposes a duty on directors and officers of a Bermuda company:	—

In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

—	to act honestly and in good faith with a view to the best interests of the company; and

—	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

—	The Companies Act also imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company. Under Bermuda law, directors and officers generally owe fiduciary duties to the company itself, not to the company’s individual shareholders, creditors or any class thereof. Our shareholders may not have a direct cause of action against our directors.

Takeovers
—	An acquiring party is generally able to acquire compulsorily the common shares of minority holders of a company in the following ways:	—

Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of its capital stock. Upon any such merger, and in the event the parent corporate does not own all of the stock of the subsidiary, dissenting stockholders of the subsidiary are entitled to certain appraisal rights.

—	By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.	—	Delaware law also provides, subject to certain exceptions, that if a person acquires 15% of voting stock of a company, the person is an “interested stockholder” and may not engage in “business combinations” with the company for a period of three years from the time the person acquired 15% or more of voting stock.

—	By acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, by notice compulsorily acquire the shares of any nontendering shareholder on the same terms as the original offer unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

—	Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Dissenter’s rights of appraisal

—	A dissenting shareholder (that did not vote in favor of the amalgamation or merger) of a Bermuda exempted company is entitled to be paid the fair value of his or her shares in an amalgamation or merger.	—	With limited exceptions, appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation.
		—	The certificate of incorporation may provide that appraisal rights are available for shares as a result of an amendment to the certificate of incorporation, any merger or consolidation or the sale of all or substantially all of the assets.
Dissolution

—

Under Bermuda law, a solvent company may be wound up by way of a shareholders’ voluntary liquidation. Prior to the company entering liquidation, a majority of the directors shall each make a statutory declaration, which states that the directors have made a full enquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding up and must file the statutory declaration with the Registrar of Companies in Bermuda. The general meeting will be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding up of the company is deemed to commence at the time of the passing of the resolution.

—

Under Delaware law, a corporation may voluntarily dissolve (i) if a majority of the board of directors adopts a resolution to that effect and the holders of a majority of the issued and outstanding shares entitled to vote thereon vote for such dissolution; or (ii) if all stockholders entitled to vote thereon consent in writing to such dissolution.

Shareholders’ derivative actions

—

Class actions and derivative actions are generally not available to shareholders under Bermuda law. Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

—

In any derivative suit instituted by a stockholder of a corporation, it shall be averred in the complaint that the plaintiff was a stockholder of the corporation at the time of the transaction of which he complains or that such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

MATERIAL TAX CONSIDERATIONS

The following is a discussion of the material Bermuda and U.S. federal income tax considerations that may be relevant to an investment decision by a potential investor with respect to our common shares.

Bermuda Tax Considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

U.S. Federal Income Tax Considerations

The following are the material U.S. federal income tax consequences to U.S. Holders (as defined below) of owning and disposing of common shares acquired in this offering. This discussion does not address any aspects of U.S. taxation other than U.S. federal income taxation, does not address any U.S. state, local or non-U.S. tax considerations, and does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire common shares. This discussion applies only to U.S. Holders that hold their common shares as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances including alternative minimum, gift, and estate tax consequences, and does not address the tax consequences applicable to U.S. Holders subject to special rules, such as:

●	a holder of common shares who actually or constructively owns or is deemed to own 10% or more of the total combined voting power of all classes of our shares entitled to vote;

●	a U.S. Holder who is also resident or ordinarily resident in Bermuda for Bermuda tax purposes or who is otherwise subject to Bermuda income tax or capital gains tax with respect to our common shares;

●	a bank or other financial institution;

●	an insurance company;

●	a dealer or trader in securities who uses a mark-to-market method of tax accounting;

●	a person holding common shares as part of a hedging transaction, straddle, wash sale, conversion transaction or integrated transaction or a person entering into a constructive sale with respect to common shares;

●	a U.S. Holder whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

●	an entity classified as a partnership or other pass-through entity for U.S. federal income tax purposes, including persons that will hold our common shares through such an entity;

●	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” or retirement plan;

●	a U.S. expatriate;

●	a real estate investment trust;

●	a regulated investment company;

●	a person who acquired our common shares pursuant to the exercise of an employee stock option or otherwise as compensation; or

●	a person holding our common shares in connection with a trade or business conducted outside of the United States.

A “U.S. Holder” is a beneficial owner of common shares that for U.S. federal income tax purposes is:

●	an individual citizen or individual resident of the United States;

●	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

●	a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the ability to control all of the substantial decisions of such trust, or if such trust has a valid election in effect to be treated as a United States person; or

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

●	U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of common shares in their particular circumstances.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of common shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations all as of the date hereof, any of which is subject to change, possibly with retroactive effect, and to differing interpretations, all of which could affect the tax considerations described below. There can be no assurances that the Internal Revenue Service, or IRS, will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of the common shares or that such a position would not be sustained.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of common shares in their particular circumstances.

Taxation of Distributions

Although we do not currently plan to pay dividends, subject to the discussion below under “Passive Foreign Investment Company Rules,” any future distributions paid on common shares (including the amount of any foreign taxes withheld therefrom) will be treated as taxable dividends to a U.S. Holder to the extent of such U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that a distribution paid to a U.S. Holder with respect to our common shares exceeds such U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the common shares (determined on a share-by-share basis), will reduce (but not below zero) such basis, and thereafter generally will be treated as a capital gain. See “—Sale or Other Taxable Disposition of Common Shares” below. We may not maintain calculations of our earnings and profits under U.S. federal income tax principles. Accordingly, distributions, if any, generally will be reported to U.S. Holders as dividends. The amount of any dividend income paid in Bermudan dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of actual or constructive receipt (or deemed receipt), a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such foreign currency gain or loss should be treated as ordinary income or loss from United States sources for United States foreign tax credit purposes.

Dividends received by a non-corporate U.S. Holder are eligible to be taxed at reduced rates, if we are a “qualified foreign corporation” and certain other applicable requirements, including holding period requirements, are met. The reduced rate applicable to dividends paid to non-corporate U.S. Holders is not available for dividends paid by a PFIC (described below) or in certain other situations, including if we are not a qualified foreign corporation. A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on common shares which are readily tradable on an established securities market in the United States. The common shares are expected to be listed on Nasdaq, which is an established securities market in the United States, and we expect the common shares to be readily tradable on Nasdaq. However, there can be no assurance that the common shares will be considered readily tradable on an established securities market in the United States in later years. Subject to the discussion under “Passive Foreign Investment Company Rules,” below, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that the holding period requirement and certain other requirements are met. Dividends received by a corporate U.S. Holder will not be eligible for the dividends-received deduction generally available to U.S. corporate shareholders under the Code for dividends received from certain U.S. and non-U.S. corporations.

For foreign tax credit limitation purposes, distributions paid on the common shares that are treated as dividends will be treated as income from sources outside the United States and will generally constitute passive category income.

Sale or Other Taxable Disposition of Common Shares

For U.S. federal income tax purposes, subject to the discussion below under “Passive Foreign Investment Company Rules,” gain or loss recognized on the sale or other taxable disposition of common shares generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s adjusted tax basis in the common shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. Long-term capital gains recognized by non-corporate U.S. Holders are taxable at reduced rates. There are limitations on the deductibility of capital losses.

Any such capital gain or loss will generally be U.S.-source gain or loss for foreign tax credit limitation purposes.

If the consideration received for the common shares is paid in foreign currency, the amount realized will be the U.S. dollar value of the payment received translated at the spot rate of exchange on the date of disposition. A U.S. Holder may realize additional gain or loss upon the subsequent sale or disposition of such currency, which will generally be treated as U.S. source ordinary income or loss. If the common shares are treated as traded on an established securities market and the relevant holder is either a cash basis taxpayer or an accrual basis taxpayer who has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), such holder will determine the U.S. dollar value of the amount realized in a foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the disposition. If the common shares are not treated as traded on an established securities market, or the relevant U.S. Holder is an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, such U.S. Holder will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of disposition (as determined above) and the U.S. dollar value of the currency received at the spot rate on the settlement date. Any such foreign currency gain or loss will generally be U.S. source ordinary income or loss.

Passive Foreign Investment Company Rules

In general, a corporation organized outside the United States will be a PFIC in any taxable year in which either (i) at least 75% of its gross income is “passive income” or (ii) on average at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from commodities transactions and from the sale or exchange of property that gives rise to passive income, but generally excludes rents and royalties that are derived in the active conduct of a trade or business and are received from a person other than a related person. Assets that produce or are held for the production of passive income may include cash, even if held as working capital or raised in a public offering, marketable securities and other assets that may produce passive income. The average value of a corporation’s assets for this purpose, in the case of a corporation whose shares are publicly traded for the taxable year, generally is the average of their fair market value at the end of each quarter. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

We do not believe we were a PFIC in the taxable year that began in 2024 and, based on the nature of our business, the projected composition of our income and the projected composition and estimated fair market values of our assets, we do not expect to be a PFIC in the taxable year commencing April 1, 2025. However, there can be no assurances in this regard, or that the IRS will agree with our conclusion, because we expect to hold following this offering a substantial amount of cash, and because the calculation of the value of our assets may be based in part on the value of our shares, which may fluctuate considerably after this offering. In addition, there can be no assurances regarding our PFIC status in one or more subsequent years to the extent that our activities change, and our United States counsel expresses no opinion with respect to our PFIC status in the taxable year that began in 2024 or the taxable year commencing April 1, 2025, and also expresses no opinion with respect to our predictions or past determinations regarding our PFIC status in the past or in the future.

If we are a PFIC in any taxable year during which a U.S. Holder owns our shares, such U.S. Holder could be liable for additional taxes and interest charges upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the shares, and (2) any gain recognized on a sale, exchange or other taxable disposition, including a pledge, of the shares, whether or not we continue to be a PFIC, unless such U.S. Holder makes one of the elections described below. In these circumstances, the tax will be determined by allocating such distribution or gain ratably over the U.S. Holder’s holding period for the shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax. If we are a PFIC for any year during which a U.S. Holder holds the shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the shares. If such election is made, the U.S. Holder will be deemed to have sold the shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences described above. After the deemed sale election, the U.S. Holder’s shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds the shares and one of our non-United States subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to the rules described above on certain distributions by the lower-tier PFIC and a disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our subsidiaries. The tax consequences that would apply if we were a PFIC would be different from those described above if a timely and valid “mark-to-market” election is made by a U.S. Holder for the shares held by such U.S. Holder. An electing U.S. Holder generally would take into account as ordinary income each year, the excess of the fair market value of the shares held at the end of the taxable year over the adjusted tax basis of such shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in the shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other taxable disposition of the shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other taxable disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

The shares will be marketable stock as long as they remain listed on a qualified exchange, such as the Nasdaq, and are regularly traded. A mark-to-market election will not apply to the shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any subsidiary that we own. Accordingly, a U.S. Holder may continue to be subject to the PFIC rules with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for our shares.

The tax consequences that would apply if we were a PFIC would also be different from those described above if a U.S. Holder were able to make a valid “qualified electing fund,” or QEF, election. As we do not expect to provide U.S. Holders with the information required in order to permit a QEF election, prospective investors should assume that a QEF election will not be available.

Each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information.

Medicare Tax

In general, a United states person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States person’s “net investment income” for the relevant taxable year and (2) the excess of the United States person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between US$125,000 and US$250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will include its gross dividend income and its net gains from the disposition of our common shares, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in our common shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our common shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). U.S. Holders paying more than $100,000 for our common shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting. Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Each U.S. Holder is urged to consult with its tax advisor concerning the United States federal income tax consequences of purchasing, holding, and disposing of our common shares if we are or become classified as a PFIC, including the procedure for, and the possibility and consequences of, making a purging or mark-to-market election. We cannot provide any assurances that the IRS will agree with our annual determinations of our PFIC status.

EXPENSES OF THIS OFFERING

We estimate that our expenses in connection with this offering, other than underwriting discounts and commissions, will be as follows:

SEC registration fee	$15,310
Printing and engraving expenses	5,000
Legal fees and expenses	40,000
Transfer agent and registrar fees and expenses	5,000
Accounting fees and expenses	15,000
Miscellaneous costs	4,690
Total	$85,000

PLAN OF DISTRIBUTION

We have previously entered into a sales agreement with Jefferies, under which we may offer and sell our common shares from time to time through Jefferies acting as agent. Pursuant to this prospectus, we may offer and sell our common shares having an aggregate offering price of up to $100 million. Sales of our common shares, if any, under this prospectus supplement will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell common shares under the Sales Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell our common shares are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our common shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we reimbursed Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $150,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Capital Market on the day following each day on which our common shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our common shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our common shares pursuant to the Sales Agreement will terminate as permitted therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

Jefferies LLC address is 520 Madison Avenue, New York, NY 10022.

LEGAL MATTERS

The validity of the common shares and certain other matters of Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, our special Bermuda counsel and certain matters of U.S. federal law will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of Tiziana Life Sciences Ltd. as of December 31, 2023 and 2022, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance on the report of PKF Littlejohn LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The registered business address of PKF Littlejohn LLP, is 15 Westferry Circus, London E14 4HD, United Kingdom.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form F-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the informational requirements of the Exchange Act. Our Annual Report on Form 20-F for the year end December 31, 2023 has been filed with the SEC. We have also filed periodic reports with the SEC on Form 6-K. Such reports and other information filed with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

EXCHANGE CONTROLS

The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares (which includes our common shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the company (which would include our common shares) are listed on an “Appointed Stock Exchange” (which would include the Nasdaq). Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a Bermuda exempted company. As a result, the rights of holders of our common shares will be governed by Bermuda law and our memorandum of association and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. It may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws. Our registered office address in Bermuda is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

We have been advised by our special Bermuda counsel that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in a U.S. court pursuant to which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty). The courts of Bermuda would give a judgment based on such a U.S. judgment as long as (1) the U.S. court had proper jurisdiction over the parties subject to the judgment; (2) the U.S. court did not contravene the rules of natural justice of Bermuda; (3) the U.S. judgment was not obtained by fraud; (4) the enforcement of the U.S. judgment would not be contrary to the public policy of Bermuda; (5) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; (6) there is due compliance with the correct procedures under the laws of Bermuda; and (7) the U.S. judgment is not inconsistent with any judgment of the courts of Bermuda in respect of the same matter.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to Bermuda public policy. We have been advised that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they are likely to be contrary to Bermuda public policy. Further, it may not be possible to pursue direct claims in Bermuda against us or our directors and officers for alleged violations of U.S. federal securities laws because these laws are unlikely to have extraterritorial effect and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged and proved in the Bermuda proceedings constitute or give rise to a cause of action under the applicable governing law, not being a foreign public, penal or revenue law.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023;

●	our Reports on Form 6-K furnished to the SEC on January 5, 2024(2), January 8, 2024, March 5, 2024, April 11, 2024, April 18, 2024, April 19, 2024, April 22, 2024, April 23, 2024, April 25, 2024, May 13, 2024, May 30, 2024, June 4, 2024, June 6, 2024, June 11, 2024, June 26, 2024, June 28, 2024, July 24, 2024, August 1, 2024, August 14, 2024, August 19, 2024, September 19, 2024, October 18, 2024, October 25, 2024, October 30, 2025, November 1, 2024(2), November 19, 2024, December 4, 2024, December 17, 2024, January 8, 2025, January 10, 2025, January 22, 2025, January 24, 2025, January 31, 2025, February 11, 2025, February 18, 2025, February 21, 2025, February 25, 2025, February 27, 2025, March 4, 2025 and March 14, 2025; and

●	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on October 30, 2018, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Tiziana Life Sciences Ltd.

Clarendon House,

2 Church Street,

Hamilton HM 11,

Bermuda

+44 (0) 20 7495 2379

You may also access these documents on our website, www.tizianalifesciences.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Tiziana Life Sciences Ltd.

Up to US$100,000,000

Common Shares

PROSPECTUS

Jefferies

     , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification Of Directors And Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

Our bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that we shall advance funds to our officers and directors for expenses incurred in their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proved. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such purpose.

Reference is made to Item 10 of the Registrant’s undertakings with respect to liabilities arising under the Securities Act.

Item 9. Exhibits

See the Exhibit Index included herewith which is incorporated herein by reference.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(a)

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1**	Form of Underwriting Agreement
1.2	Open Market Sale Agreement dated October 25, 2024 between Tiziana Life Sciences Ltd. and Jefferies LLC (incorporated by reference to Exhibit 1.1 to Form 6-K filed on October 25, 2024).
3.1	Memorandum of Association of Tiziana Life Sciences Ltd., adopted as of October 20, 2021 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on October 21, 2021).
3.2	Amended and Restated Bye-laws of Tiziana Life Sciences Ltd., adopted as of October 20, 2021 (incorporated by reference to Exhibit 3.2 to Form 8-K filed on October 21, 2021).
4.1**	Form of Warrant Agreement.
4.2**	Form of Warrant
4.3**	Form of Unit Agreement (including form of Unit Certificate).
5.1	Opinion of Conyers Dill & Pearman Limited
23.1	Consent of PKF Littlejohn LLP
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to this registration statement)
107	Filing Fee Table

**	To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 24th day of March 2025.

TIZIANA LIFE SCIENCES LTD

By:	/s/ Ivor Elrifi
Ivor Elrifi, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below does hereby constitute and appoint Ivor Elrifi and Gabriele Cerrone and each of them singly (with full power to act alone), as his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant, any and all amendments and supplements (and any and all prospectus supplements, stickers and post-effective amendments) to this registration statement with all exhibits thereto, and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any applicable securities exchange, securities self-regulatory body or other regulatory entity, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone) full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ivor Elrifi	Chief Executive Officer and Director	March 24, 2025
Ivor Elrifi	(Principal Executive Officer)

/s/ Keeren Shah	Finance Director	March 24, 2025
Keeren Shah	(Principal Financial Officer and Principal Accounting Officer)

/s/ Gabriele Cerrone	Executive Chairman	March 24, 2025
Gabriele Cerrone

/s/ Willy Simon	Director	March 24, 2025
Willy Simon

/s/ John Brancaccio	Director
John Brancaccio		March 24, 2025

Tiziana Therapeutics, Inc.

By:	/s/ Ivor Elrifi		Authorized U.S. Representative	March 24, 2025
	Name:	Ivor Elrifi
	Title:	Director